Exhibit 99.28(g)(2)

BROWN BROTHERS HARRIMAN

February 2013

Schedule of Global Services & Charges

Touchstone Investments®

Touchstone Investments

I.	Global Custody Charges	3

II.	Securities Lending	6

III.	Out of Pocket Expenses	7

IV.	Billing	7

V.	Assumptions and Parameters	7

I.                Global Custody Charges

Safekeeping & Transaction Charges

The annual basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end.

In addition to safekeeping, the asset charge covers the registrations of shares in BBH’s nominee name, timely notification of corporate action information, and corporate action related cash processing (e.g. dividend and interest collections). The asset charge does not include transaction charges related to corporate actions transactions.  Transaction charges are discussed in the paragraph below.

Transaction charges are applied to straight through processed (STP) transactions, including corporate action related security movements, in the applicable markets.  Non-STP transactions will incur a surcharge as indicated under transaction surcharges.  Other specialized processing will be charged as indicated under Additional Transaction Charges.

Fees for additional markets will be discussed and agreed upon prior to investment.

Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Argentina	14	49	Malaysia	3.75	28.5
Australia	1	16	Malta	21	68
Austria	3	23	Mauritius	27	72
Bahrain	38	107	Mexico	2.75	14
Bangladesh	32	96	Morocco	33	76
Belgium	2	21	Namibia	31	62
Bermuda	12.5	55	Netherlands	1.5	11
Botswana	35	103	New Zealand	2	15
Brazil	6.5	20	Nigeria	29	51
Bulgaria	30	80	Norway	1.75	16
Canada	0.9	7	Oman	38	125
Chile	17	68	Pakistan	28	89
China	14	50	Palestine	45	128
Colombia	35	86	Peru	25	73
Costa Rica	20	65	Philippines	8	49
Croatia	27	75	Poland	10	42
Cyprus	17	45	Portugal	4	33
Czech Republic	12	25	Qatar	36	120
Denmark	1.5	23	Romania	27	65
Ecuador	33	69	Russia	18	78
Egypt	21	53	Saudi Arabia	32	93
Estonia	12	47	Singapore	2.5	20
Euroclear Clearstream	0.9	8	Slovak Republic	25	88

Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Finland	1.9	15	Slovenia	35	65
France	1	15	South Africa	2	17
Germany	1	10	South Korea	4	22
Ghana	36	103	Spain	1.5	15
Greece	9	25	Sri Lanka	14	77
Hong Kong	1.25	10	Swaziland	36	63
Hungary	12	42	Sweden	1.75	14
Iceland	10	29	Switzerland	1.5	14
India	9	40	Taiwan	8	31
Indonesia	7	25	Thailand	4	25
Ireland	1.25	14.5	Trinidad	30	55
Israel	7.5	10	Tunisia	38	66
Italy	1	13	Turkey	6	27
Ivory Coast	39	1.9	Ukraine	35	64
Japan	1	8.5	United Arab Emirates	38	125
Jordan	35	118	United Kingdom	0.75	6
Kazakhstan	36	96	United States	0.125	2.0
Kenya	35	87	Uruguay	40	80
Kuwait	33	99	Venezuela	34	92
Latvia	31	40	Vietnam	31	88
Lebanon	35	117	Zambia	35	73
Lithuania	22	40	Zimbabwe	33	82
Luxembourg	5	41

NOTE:

1.	Unpriced fixed income instruments are valued at par.
2.	Unpriced asset backed instruments are valued at current face.
3.	Transaction charge is assessed per partial settlement.
4.	Securities lending related movements are charged at the relevant transaction rates per market.
5.	US is defined as DTC, FRB, and NY Vault held assets.
6.	Assets held away incur transactions and asset charges at the US market rate.

The below asset charges will be applied incrementally based on the asset value of the denoted tiers.

Additional Transaction Charges

The transaction charges are applicable to specialized processing.

Transaction Type	Charge (USD)
Security Transactions
Trade Cancel	10
US Vault Transfers — each side	0
Repurchase Agreement	0
Commercial Paper	0
Physical Securities Settlement	25
Cash Transactions
USD Wire Payment (Debit or Credit)	FRB - 5 CHIPS - 5 ACH - 5
Non USD Wire Payment (Debit or Credit)	7
Transfer of Cash between Accounts (Book Transfer)	Year 1 = 2 Year 2 = 3 Year 3 thereafter = 4
Cashier Checks	10
Time Deposit	0
Paydowns	0
Corporate Actions
Tax Reclaim	60
Maturity	20
Proxy Announcement (Non US)	5
Proxy Vote (Non US)	10
MT599	10
Depository Reorganization (Security Events)	40

Transaction Type	Charge (USD)
Class Actions
Class Action Service	1,000/fund (per annum)*
Notification & Filing	750/fund/action

*Applicable and billed in full with first class action filing.

Transaction Surcharges

The transaction surcharges are applied over and above the STP transaction charges.

Transaction Type	Charge (USD)
Security Transactions
Manual Trade	Year 1 = 5 Year 2 = 10 Year 3 thereafter = 20
Repaired Trade	4
Cash Transactions
Manual Cash Movement	0
3rd Party Foreign Exchange	20

NOTE:
7.

For settlement transactions to be automated, instructions must be received by properly formatted SWIFT industry standard messages (excluding MT599 messages) or via BBH proprietary communication system.

8.	Repaired instructions surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID are considered repair items
9.	Repaired Trade surcharge are only applied to client instruction issues only.

II.           Securities Lending

BBH is pleased to offer Securities Lending to Touchstone Investments.

BBH will waive all market transaction charges associated with loan payments, recalls and associated collateral movements for those assets which BBH provides custody and securities lending.

As part of the Securities Lending relationship we offer a revenue split as detailed in the Schedule to your Securities Lending Agency Agreement (SLAA).  For Securities Lending service provisions please refer to the discrete Securities Lending agreement or contact your local Relationship Manager.

III.      Out of Pocket Expenses

Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, travel and lodging expenses relating to travel to and from Board meetings, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, legal expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

IV.       Billing

Fees are payable on a monthly basis in US Dollars.

BBH will automatically debit the agreed upon account, specified in the direct debit authorization letter for the invoiced amount.

V.            Assumptions and Parameters

This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished.

Fees quoted above are offered contingent upon the information provided and assume the actual experience will not be materially different from projected activity.  BBH reserves the right to modify this fee schedule as additional markets and/or services are introduced.

Accepted and agreed:

Fee Schedule Effective Date:     February 1, 2013

BROWN BROTHERS HARRIMAN & CO.

By:	/s/Michael A. Saunders
Name:	Michael A. Saunders
Title:	Managing Director

Touchstone Investment Trust for itself and on behalf of each series thereof		Touchstone Strategic Trust for itself and on behalf of each series thereof

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft
Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft
Title:	Controller and Treasurer	Title:	Controller and Treasurer

Touchstone Variable Series Trust for itself and on behalf of each series thereof		Touchstone Tax Free Trust for itself and on behalf of each series thereof

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft
Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft
Title:	Controller and Treasurer	Title:	Controller and Treasurer

Touchstone Institutional Funds Trust for itself and on behalf of each series thereof		Touchstone Funds Group Trust for itself and on behalf of each series thereof

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft
Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft
Title:	Controller and Treasurer	Title:	Controller and Treasurer

Touchstone Investments agrees to pay Brown Brothers Harriman the fees in the amount set forth in the fee schedule in effect on the date hereof or as amended from time to time.